SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                December 22, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                              GENIUS PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                          740 Lomas Santa Fe, Suite 210
                           San Diego, California 92075
                    (Address of principal executive offices)

                                 (858) 793-8840
                         (Registrant's telephone number)

    Nevada                          0-27915                      88-0363979
(State or other                   (Commission                (I.R.S. Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)

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ITEM 5.  OTHER EVENTS.

       On December 22, 2003, we completed a transaction amending our September 8, 2003 licensing agreement with Falcon Picture Group, LLC, to address Falcon's acquisition of a license to use the TV GUIDE name and logo in connection with the development, marketing and sale, throughout the United States, of a full line of DVD products featuring classic television content from 1946 through 1989. The terms for this amendment were reached on October 2, 2003. For his part in the negotiations for this acquisition and the completion of the transaction, Carl Amari, Chief Executive Officer of Falcon who became a director of Genius on October 20, 2003, purchased 1,350,000 restricted shares of Genius common stock on December 22, 2003 at the price of $0.72 per share.

       On January 14, 2004, we issued the press release attached hereto as
Exhibit 99.1.

       On January 22, 2004, the officers' notes receivable held by the company were paid off by tendering shares of Genius common stock pursuant to the terms of the notes. Klaus Moeller and Michael Meader each tendered 168,052 shares to retire their loans. Larry Balaban and Howard Balaban tendered 170,405 shares and 174,883 shares, respectively.

       On January 27, 2004, we issued the press releases attached hereto as Exhibits 99.2 and 99.3.

       On January 29, 2004, the Company requested the withdrawal of the SB-2 Registration Statement filed with the Securities and Exchange Commission on September 19, 2003, due to certain transactions, including the Falcon Picture Group license described in Exhibit 99.3. The Company intends to file a new SB-2 as soon as possible.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (a) Financial Statements of Business Acquired. Not applicable.

   (b) Pro Forma Financial Information. Not applicable.

   (c) Exhibits.

         No.      Description
         --------------------

         99.1 Press release regarding release of "AMC Movies" DVD Collection with Falcon Picture Group issued January 14, 2004.

         99.2 Press release regarding change in board of directors issued January 27, 2004.

         99.3 Press release regarding Falcon Picture Group's license with TV Guide to release of TV Guide brand of DVDs featuring classic television programming to be distributed by Genius Products, Inc., issued January 27, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 3, 2004               GENIUS PRODUCTS, INC.

                                      By: /s/ Klaus Moeller
                                          --------------------------------------
                                          Klaus Moeller, Chief Executive Officer